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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                             ---------------------------


                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) June 27, 1997
                                                 -----------------------------

                                Altris Software, Inc.
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                  (Exact name of registrant as specified in charter)


         California                  0-15935               95-3634089
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(State or other jurisdiction (Commission file number)    (IRS employer
     of incorporation)                                 identification no.)


9339 Carroll Park Drive, San Diego, California               92121
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(Address of principal executive offices)                   (Zip code)


Registrant's telephone number, including area code    (619) 625-3000
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                                    Not applicable
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            (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         Altris Software, Inc., a California corporation (the "Company"), on June 27, 1997 completed a private placement to Sirrom Capital Corporation, an affiliate of Tandem Capital ("Purchaser") of (i) 3,000 shares of its newly created Series D Convertible Preferred Stock with an aggregate stated value of $3,000,000 (the "Convertible Preferred Stock") and (ii) its 11.5% Subordinated Debenture due June 27, 2002 with a principal amount of $3,000,000 (the "Subordinated Debenture"), for aggregate gross proceeds to the Company of $6,000,000. The Company intends to use the proceeds received in the private placement for general corporate purposes, including working capital.

A.  CONVERTIBLE PREFERRED STOCK

         The Series D Convertible Preferred Stock bears a dividend of 11.5% per annum and is convertible into the Company's common stock at a conversion price of $6.00 per share (subject to reset on June 27, 1999 to a lower conversion price if the average closing price of the common stock on the 20 trading days immediately prior to June 27, 1999 is less than $6.00 per share). The Company may redeem any or all of the Convertible Preferred Stock at its stated value on or after June 27, 1999 at any time the 20-day average of the closing price of the common stock equals or exceeds $9.50 per share, and the Company may redeem any or all of the Convertible Preferred Stock on or after June 27, 2002 at its stated value irrespective of the trading price of its common stock. The Certificate of Determination for the Convertible Preferred Stock contains customary anti-dilution provisions.

B.  SUBORDINATED DEBENTURE

         The Subordinated Debenture, which was issued at 100% of par, provides for quarterly interest payments with a maturity date of June 27, 2002. The Company may prepay the Subordinated Debenture prior to maturity without penalty.


C.  WARRANTS AND CONTINGENT WARRANTS

         In connection with the issuance of the Subordinated Debenture, the Company granted to Purchaser warrants to purchase 300,000 shares of its common stock at an exercise price of $6.00 per share. In addition, the Company has agreed to grant to Purchaser additional warrants to purchase 50,000 shares of its common stock at an exercise price of $7.00 per share on June 27, 2000 if the Subordinated Debenture then remains outstanding and on each anniversary thereafter on which the Subordinated Debenture remains outstanding.

         In connection with the issuance of the Convertible Preferred Stock, the Company has agreed to grant to Purchaser warrants to purchase the following number of shares of its common stock if the Convertible Preferred Stock remains outstanding on each of the following dates: (i) 50,000 shares, at an exercise price of $7.00 per share, on June 27, 2000 if the Convertible Preferred Stock has not been redeemed or converted in full on or prior to June 27, 2000; (ii) 50,000 shares, at an exercise price of $7.00 per share, on June 27, 2001 if the Convertible Preferred Stock has not been redeemed or converted in full on or prior to June 27, 2001; (iii) 250,000 shares, at an exercise price equal to the trading price per share at the issuance of the warrant, on July 17, 2002 if the Convertible Preferred Stock has not been redeemed or converted in full on or prior to July 17, 2002; and (iv) 250,000 shares, at an exercise price equal to the trading price per share at the issuance of the warrant, on June 27, 2003 if the Convertible Preferred Stock has not been redeemed or converted in full on or prior to June 27, 2003.

         Each warrant granted to Purchaser expires on the date that is five years from the date of grant of such warrant.


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D.  REGISTRATION RIGHTS

         In connection with the issuance of the Convertible Preferred Stock, the warrants to purchase 300,000 shares of common stock and the various contingent warrants to purchase shares of common stock, the Company granted to Purchaser certain registration rights for the underlying common stock as set forth in the Registration Rights Agreement attached hereto as Exhibit 99.3. Such registration rights include the right, subject to certain conditions, to demand at any time and on up to three occasions that the Company register such underlying shares for resale.

E.  BOARD SEAT

         In connection with the issuance of the Convertible Preferred Stock, the Company agreed to increase the size of its Board of Directors by one and to elect a designee of Purchaser to fill such vacancy, which the Company effected shortly after closing. In addition, the Company agreed to include a designee of Purchaser in management's slate of nominees to the Board of Directors for so long as Purchaser or any affiliate of Purchaser holds at least 33% of the Convertible Preferred Stock (approximately $1 million in stated value).


ITEM 7.  EXHIBITS.

    (c)  Exhibits:

        4.1 Certificate of Determination of Series D Convertible Preferred Stock of the Company

        4.2 11.5% Subordinated Debenture due June 27, 2002 in principal amount of $3,000,000 issued by the Company to Purchaser on June 27, 1997

        99.1 Convertible Preferred Stock Purchase Agreement, dated as of June 27, 1997, by and between the Company and Purchaser

        99.2 Debenture Purchase Agreement, dated as of June 27, 1997, by and between the Company and Purchaser

        99.3 Registration Rights Agreement, dated as of June 27, 1997, by and between the Company and Purchaser


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                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 16, 1997

                                  ALTRIS SOFTWARE, INC.



                                  By: /s/ John W. Low
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                                      John W. Low, Chief Financial Officer


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EXHIBIT INDEX




EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

      4.1 Certificate of Determination of Series D Convertible Preferred Stock of Altris Software, Inc.

      4.2 11.5% Subordinated Debenture due June 27, 2002 in principal amount of $3,000,000 issued by Altris Software, Inc. to Sirrom Capital Corporation (d/b/a Tandem Capital) on June 27, 1997

     99.1 Convertible Preferred Stock Purchase Agreement, dated as of June 27, 1997, by and between Altris Software, Inc. and Sirrom Capital Corporation (d/b/a Tandem Capital)

     99.2 Debenture Purchase Agreement, dated as of June 27, 1997, by and between Altris Software, Inc. and Sirrom Capital Corporation (d/b/a Tandem Capital)

     99.3 Registration Rights Agreement, dated as of June 27, 1997, by and between Altris Software, Inc. and Sirrom Capital Corporation (d/b/a Tandem Capital)



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